EXHIBIT 21
                                                                      ----------



                                 AMENDMENT NO. 2
                                       TO
               ASSIGNMENT AND PLEDGE OF ACCOUNT AND ACCOUNT ASSETS

         AMENDMENT NO. 3 TO ASSIGNMENT AND PLEDGE OF ACCOUNT AND ACCOUNT ASSETS (this "AMENDMENT"), dated as of July 27, 2001, is executed by the MICHAEL ARISON CONTINUED TRUST (the "ASSIGNOR"), in favor of SUNTRUST BANK (the "LENDER").

                                    RECITALS:
                                    ---------

         1. The Assignor executed and delivered to Citibank, N.A., a national banking association, as collateral agent (in such capacity, the "AGENT") for and representative of Citicorp USA, Inc., a Delaware corporation ("PRIOR LENDER") that certain Assignment and Pledge of Account and Account Assets dated as of June 19, 2000, which was amended by that certain Amendment No. 1 to Assignment Pledge of Account and Account Assets dated as of February 1, 2001, and which was assigned by the Agent (for and on behalf of Prior Lender) to the Lender by Assignment dated as of July 27, 2001 (the "ASSIGNMENT AND PLEDGE AGREEMENT").

         2. The Assignor and the Lender desire to amend the Assignment and Pledge Agreement in the manner specified herein.

         NOW, THEREFORE, in consideration of the foregoing and of any financial accommodations or extensions of credit heretofore, now or hereafter made to or for the benefit of the Assignor by the Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. RECITALS. The foregoing recitals are true and correct and are hereby incorporated by reference.

         2. CAPITALIZED TERMS. Capitalized terms not defined in this Amendment shall have the meanings assigned such terms in the Assignment and Pledge Agreement.

         3. NO DEFAULTS. The Assignor represents and warrants to the Lender that there are no Defaults currently outstanding, and there are no events or conditions existing which, with the giving of notice, the passage of time, or both, would constitute a Default.

         4. REPRESENTATIONS AND WARRANTIES. The Assignor represents and warrants to the Lender that each of the representations and warranties contained in the Assignment and Pledge Agreement is true and correct in all material respects with the same force and effect as if made on and as of the date of this Amendment.

         5. AMENDMENTS OF THE ASSIGNMENT AND PLEDGE AGREEMENT. Effective as of July 27, 2001, the Assignment and Pledge Agreement is amended as follows:

                  (a) The first "WHEREAS" recital is deleted and substituted with the following:

                  "WHEREAS, the Assignor has opened and is the sole account party with respect to a certain custodial account no. 55-01-111-5512366 maintained with SunTrust Bank (the "ACCOUNT"); and"

                  (b) The third "WHEREAS" recital is deleted and substituted with the following:

                  "WHEREAS, pursuant to that certain line of credit letter agreement dated July 27, 2001 (as such agreement may be amended, modified, supplemented or restated from time to time, the "LETTER AGREEMENT") between Mainland International Limited, a Jamaican corporation (the "BORROWER"), and SunTrust Bank, which Letter Agreement supersedes that certain letter agreement dated February 1, 2001 between the Borrower and Citicorp USA, Inc., which was assigned by Citicorp USA, Inc. to SunTrust Bank by assignment dated July 27, 2001, SunTrust Bank is making an uncommitted line of credit available to the Borrower in a principal amount not to exceed US$33,500,000.00 at any time outstanding (the "LINE OF CREDIT"), with advances thereunder being evidenced by an Amended and Restated Credit Line Note dated February 1, 2001, which has been endorsed by Citicorp USA, Inc. to SunTrust Bank, and which has been amended by an Amendment and Confirmation of Amended and Restated Credit Line Note dated as of July 27, 2001 (the "NOTE," each initially capitalized term used but not defined herein having the meaning specified in Schedule A to the Note); and"

                  (c) The last four lines of paragraph one of the Assignment and Pledge Agreement are deleted.

                  (d) All references in the Assignment and Pledge Agreement to "the Agent, for the benefit of the Lender", or clauses of like effect are deleted and substituted with "the Lender."

                  (e) All references in the Assignment and Pledge Agreement to "the Agent," are deleted and substituted with the words "the Lender."

                  (f) Exhibit "A" to the Assignment and Pledge Agreement is deleted and substituted with Exhibit "A" attached hereto.

         6. REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR. The Assignor represents and warrants to the Lender that (a) no consents are necessary from any third parties for the Assignor's execution, delivery or performance of this Amendment or any of the other documents, agreements or certificates executed by the Assignor in connection with the transactions contemplated by this Amendment, and (b) this Amendment and all other documents, agreements and certificates executed by the Assignor in connection with the transactions contemplated by this Amendment constitute legal, valid and binding obligations of the Assignor, enforceable against the Assignor in accordance with their respective terms, except to the extent that the enforceability thereof against the Assignor may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by equitable principles of general application (whether considered in an action at law or in equity).

         7. EFFECT UPON ASSIGNMENT AND PLEDGE AGREEMENT. Except as specifically amended hereby, the Assignment and Pledge Agreement shall remain in full force and effect and is hereby ratified, confirmed and approved in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Assignment and Pledge Agreement nor constitute a wavier of any provision of the Assignment and Pledge Agreement except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Assignment and Pledge Agreement to "this Agreement," "hereunder," "hereof", "herein," or words of like import shall mean and be a reference to the Assignment and Pledge Agreement, as modified hereby (hereinafter, the "AMENDED ASSIGNMENT AND PLEDGE AGREEMENT").

         8. REAFFIRMATION. The Assignor hereby ratifies, affirms, acknowledges and agrees that the Amended Assignment and Pledge Agreement represents the valid, enforceable and fully collectible obligation of the Assignor, and the Assignor further acknowledges that there are not existing claims, defenses, personal or otherwise, or rights of setoff whatsoever known to the Assignor with respect to the Amended Assignment and Pledge Agreement. The Assignor hereby agrees that this Amendment in no way acts as a release or relinquishment of any Lien securing payment or performance of any of the Obligations and that each such Lien continues to apply and remains fully perfected and enforceable.

         9. WAIVERS. The Assignor waives any claim, defense, setoff or counterclaim of any kind whatsoever which it may have with respect to the Assignment and Pledge Agreement, the Amended Assignment and Pledge Agreement or any action or inaction previously taken or not taken by the Prior Lender, Citibank, N.A., the Lender or any other party with respect thereto or any security interest, encumbrance, lien or collateral in connection therewith.

         10. INDEMNITY. The Assignor hereby agrees to defend, indemnify and hold the Lender harmless from and against, and shall reimburse the Lender for, any and all loss, claim, liability, damages, cost, expense, action or cause of action, arising in connection with any documentary stamp taxes or intangible taxes or other similar taxes or charges which are asserted to be payable in connection with the Assignment and Pledge Agreement, the Amended Assignment and Pledge Agreement or the other documents executed in connection therewith. The foregoing indemnity includes, without limitation, all documentary stamp taxes, intangible taxes, or other similar taxes or charges, interest and penalties, and to the extent the Assignor fails to either pay the applicable amounts or defend the Lender against same, all costs of the Lender incurred in defending, appearing in, or preparing for any administrative or judicial action or proceeding regarding any documentary stamp taxes or intangible taxes or other similar taxes or charges which any governmental authority asserts are payable, and all of the Lender's reasonable attorneys' fees, court and administrative costs, shall be paid by the Assignor upon demand. Upon the request of the Lender, the Assignor agrees to appear in and defend any such administrative or judicial action or proceeding.

         11. GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in all respects in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to its conflicts of laws, principles or rules.

         12. PARAGRAPH HEADINGS. The paragraph headings contained in this Amendment are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         IN WITNESS WHEREOF, the Assignor has executed this Amendment as of the day and year first above written.

                                   MICHAEL ARISON CONTINUED TRUST

                                   By:  JMD Delaware Inc., as Successor
                                        Trustee under Declaration of Continued
                                        Trust for Michael Arison, dated
                                        December 26, 1991, as amended by
                                        Order, dated December 21, 1992


                                        By:     /s/ Denison H. Hatch, Jr.
                                                --------------------------------
                                        Name:   Denison H. Hatch, Jr.
                                                --------------------------------
                                        Title:  Vice President
                                                --------------------------------


Guarantor's Notice Address

         Paul, Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, New York  10019-6064
         Attention:  James M. Dubin, Esq.

With a copy to:

         Morris, Nichols, Arsht & Tunnell
         1201 North Market Street
         P.O. Box 1347
         Wilmington, Delaware  19899-1347
         Attention:  Denison H. Hatch, Jr., Esq.

STATE OF DELAWARE       )
                        )       ss.:
COUNTY OF NEW CASTLE    )

                  The foregoing instrument was acknowledged before me this 24th day of July in the year 2001 by Denison H. Hatch, Jr., as Vice President of JMD Delaware, Inc, as Successor Trustee under Declaration of Continued Trust for Michael Arison, dated December 26, 1991, as amended by Order, dated December 21, 1992, on behalf of said corporation. He/She is personally known to me or who has produced ________________________ as identification.


                                        Notary: /s/ Lori McInturff
                                        Print
NOTARY SEAL                             Name: Lori McInturff
                                        Notary Public, State of Delaware
                                        My commission expires: 12/20/01

                                   EXHIBIT "A"

         CERTIFICATE NO.                        NO. OF SHARES
         ---------------                        -------------

             CC0142                                2,000,000
             CC5614                                  100,000
             CC5617                                  100,000
             CC5616                                  100,000
             CC5615                                  100,000
             CC5613                                  100,000

             TOTAL:                                2,500,000
                                                ==============





                                       A-1